First Trust Portfolios L.P.
Code of Ethics

I.       STATEMENT OF GENERAL PRINCIPLES

This Code of Ethics is being adopted by First Trust Portfolios L.P. (the "Company"), The First Trust Special Situations Trust, The First Trust Combined Series, The First Trust of Insured Municipal Bonds, The First Trust GNMA, and The First Trust of Insured Municipal Bonds - Multi-State (the "Trusts") in recognition of the fact that the Company owes a duty at all times to place the interests of holders of Units of the Trusts and Shareholders of the Funds first. In recognition of such duty it is the Company's policy that the personal securities transactions and other activities of Company personnel be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility that could occur through such activities as "insider trading" or "frontrunning" Trust or Fund securities trades. It is also the Company's policy that Company personnel should not take inappropriate advantage of their position with respect to Trusts or Funds sponsored by the Company and that such personnel should avoid any situation that might compromise, or call into question, their exercise of fully independent judgment in the interest of Unit holders or Shareholders.

II.      DEFINITIONS

 For Purposes of this Code of Ethics:

         A. "Company" shall mean First Trust Portfolios L.P.

         B. "Trust" shall mean any unit investment trust sponsored by the Company.

C. "Unit holder" shall mean the holder of any unit of any Trust.

D. "Fund" shall mean any open-end management investment company for which the Company acts as distributor or principal underwriter.

         E. "Shareholder" shall mean the holder of any share of any Fund.

         F. "Access Person" shall mean any partner, officer or employee of the Company who makes, participates in or obtains information regarding the purchase or sale of securities for a Trust's or Fund's portfolio or whose functions or duties as part of the ordinary course of his business relate to the making of any recommendation regarding the purchase or sale of securities for a Trust or Fund and includes, but is not limited to, all personnel in the Company's research, new products, securities trading, unit investment trust trading, wholesaling, evaluation, marketing, trust administration, compliance, legal, corporate publishing and investment advisory departments and any and all supervisors thereof.

G. "Investment Person" shall mean any officer or employee of the Company who makes, participates in or executes decisions regarding the purchase or sale of securities for a Trust's or Fund's portfolio and includes, but is not limited to, all personnel in the Company's research, new products, securities trading, trust administration and investment advisory departments and any and all supervisors thereof ; provided, however, that any person shall be deemed to be an Investment Person for purposes of this Code of Ethics only with respect to the type of security for which such person makes, participates in or executes purchase or sale decisions and provided further that any person who is an Investment Person with respect to any type of security under the Code shall be an Access person for purposes of all provisions of the Code.

III.     PROHIBITED PRACTICES

In furtherance of the policies set forth in paragraph I above, the following practices shall be prohibited:

         A. No Investment Person shall purchase any security during the initial public offering of such security.

         B. No Investment Person shall purchase any security in a private placement transaction unless the purchase has been approved in writing and in advance by the Compliance Department. In considering whether to approve any such transaction, the Compliance Department shall take into account, among other factors, whether the investment opportunity should be reserved for any existing or proposed Trust and its Unit holders or any Fund and its Shareholders and whether the opportunity is being offered to an individual by virtue of his position. Any Investment Person who has been authorized to acquire securities in a private placement shall disclose that investment to the Compliance Department before he takes part in a subsequent consideration of any Trust's or Funds investment in that issuer, and the decision to include securities of such issuer in a Trust or Fund shall be subject to independent review by General Counsel of the Company.

         C. No Access Person shall purchase or sell any security prior to the initial public offering period of a Trust which it is proposed may contain that security in its portfolio. No Access Person shall purchase or sell any security on a day during which there is "buy" or a "sell" order from a Trust or Fund for that security until such order is executed or withdrawn. No Investment Person shall purchase or sell a security within seven days before or after that security is bought or sold by a Trust or Fund. Any profits realized on transactions prohibited by this Section shall be disgorged.

         D. No Investment Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 30 days. Any profits realized on transactions prohibited by this Section shall be disgorged.

         E. No Investment Person shall serve on the Board of Directors of a publicly traded company absent prior authorization of the Compliance Department upon a determination that board service would be consistent with the interests of Trusts and their Unit holders and the Funds and their Shareholders and the establishment of appropriate "Chinese wall" procedures by the Compliance Department.

         F. Any provision of this Code of Ethics prohibiting any transaction by an Access Person or Investment Person shall prohibit any transaction in which such person has, obtains or disposes of any beneficial ownership interest.

IV.  COMPLIANCE PROCEDURES

In order to effectuate and monitor the foregoing policies and prohibitions, all Access Persons and Investment Persons shall be required to comply with the following procedures:

         A. The securities trading personnel of the Company shall provide the Compliance Department with a daily summary of buy and sell orders entered by, on behalf of, or with respect to both Trusts, Funds and the Company's unit investment trust accumulation account or accounts. The Research Department shall notify the Compliance Department, in writing, of the composition of the proposed portfolio of any proposed Trust on the day that portfolio is determined. The Trust Administration Department shall provide the Compliance Department with a daily written summary of the Trusts, if any, for which a public offering has either commenced or been terminated.

         B. Each Access Person shall direct any firms at which he maintains brokerage accounts to provide on a timely basis duplicate copies of confirmations of all personal securities transactions and periodic statements for all securities accounts to the Compliance Department. The Compliance Department shall date stamp all duplicate copies of personal securities transactions and account statements upon receipt.

         C. Each Access Person shall disclose all personal securities holdings to the Compliance Department both upon commencement of employment with the Company and within 15 days of the end of each calendar year by submitting the form attached to this Code of Ethics as Exhibit A.

         D. Within 15 days following the end of each calendar year, each Access Person shall certify to the Company that he has read and understands this Code of Ethics and recognizes that he is subject to it and that he has complied with the requirements of this Code of Ethics by submitting the form attached hereto as Exhibit B.

         E. Within 10 days following the end of each calendar quarter, each Access Person shall report to the Compliance Department all personal securities transactions effected during such quarter by submitting the form attached hereto as Exhibit C.

         F. Any provision of this Code of Ethics requiring an Access Person or Investment Person to report securities transactions or securities positions to the Company shall require the reporting of any transaction or position in which such person has, acquires or disposes of any beneficial ownership interest.

V.       EXEMPTIONS

The following transactions shall be exempted from the provisions of Article III and, in the case of paragraph A, C, and D, Article IV of this Code of Ethics:

         A. The purchase or sale of U.S. government securities, money market instruments, mutual funds or unit investment trusts.

         B. The purchase or sale of shares of issuers whose shares are traded on a national or foreign securities exchange and which have a market capitalization of at least $1 billion.

C. Purchases which are part of an automatic dividend reinvestment plan or which involve no investment decision by the purchaser.

D. Purchases and sales which are effected to establish or maintain a model investment portfolio on behalf of First Trust Advisors L.P.

VI.      SANCTIONS
         Upon discovery of a violation of this Code of Ethics, including either violations of the enumerated provisions or the general principles provided, the Company may impose such sanctions as it deems appropriate, including, inter alia, a fine, letter of censure or suspension or termination of the employment of the violator.

         Amended as of November 27, 2002


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         EXHIBIT A

                                                   FIRST TRUST PORTFOLIOS L.P.
                                                     ACCESS/INVESTMENT PERSON
                                                    SECURITIES HOLDINGS REPORT


         Name of Access/Investment Person: ___________________________________

         Date: ______________________________________________________

                I hereby certify that as of _________________, I had a beneficial ownership interest in no securities other than those set forth below.


     Issuer              # of shares/principal amount             Market Value





                                                                       OR

                  I hereby certify that as of __________________, I had a beneficial ownership interest in no securities other than those set forth on the attached brokerage account statements.
                                                                       OR

                  I hereby certify that as of __________________, I had a beneficial interest in no securities.


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         Signature


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         EXHIBIT B

                            FIRST TRUST PORTFOLIOS L.P.
                              ACCESS/INVESTMENT PERSON
                            CODE OF ETHICS CERTIFICATION

         I, ___________________________, hereby certify that I have read, and understand the FIRST TRUST PORTFOLIOS L.P. Code of Ethics. Furthermore, I certify that I have complied with its provisions during the preceding year.








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         Signature                                       Date


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EXHIBIT C


                           FIRST TRUST PORTFOLIOS L.P.
                            ACCESS/INVESTMENT PERSON
                          QUARTERLY TRANSACTION REPORT


     Name of Access/Investment Person:  _____________________________________

     Date:  _____________________

           I hereby certify that during the calendar quarter ended _____________, I had a beneficial ownership interest in the following securities transactions:

                                                # of shares/
 Type of Transaction   Type of Security Issuer  principal amount   $ amount









                                     OR

          I hereby certify that during the calendar quarter ended __________, I had a beneficial ownership interest in no securities transactions other than those set forth on the attached brokerage account confirmations.
                                      OR

          I hereby certify that during the calendar quarter ended ___________, I had a beneficial ownership interest in no securities transactions.



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         Signature